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                                                                      Exhibit 24


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Park-Ohio Holdings Corp., an Ohio corporation (the "Company"), hereby constitutes and appoints Robert D. Vilsack and Richard P. Elliott, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for him and in his name, place and stead, to sign on his behalf as an officer or director of the Company a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning the registration of an additional 1,100,000 shares of the Company's common stock issuable or saleable under the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of The 30th day of September 2003.



/s/ Edward F. Crawford                      /s/ Richard P. Elliott
-----------------------------------------   --------------------------------------------
Edward F. Crawford                          Richard P. Elliott
Chief Executive Officer,                    Vice President and Chief Financial Officer
Chairman of the Board and Director          (Principal Financial and Accounting Officer)
(Principal Executive Officer)


/s/ Matthew V. Crawford                     /s/ James W. Wert
-----------------------------------------   --------------------------------------------
Matthew V. Crawford                         James W. Wert
President and Director                      Director


/s/ Ronna Romney                            /s/ Kevin R. Greene
-----------------------------------------   --------------------------------------------
Ronna Romney                                Kevin R. Greene
Director                                    Director


/s/ Lewis E. Hatch, Jr.                     /s/ Lawrence O. Selhorst
-----------------------------------------   --------------------------------------------
Lewis E. Hatch, Jr.                         Lawrence O. Selhorst
Director                                    Director




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/s/ Dan T. Moore III
-----------------------------------------
Dan T. Moore III
Director